Exhibit 3.2 By-Laws of PNBC

BYLAWS OF

PRINCETON NATIONAL BANCORP, INC.

Amended & Restated October 22, 2007

ARTICLE I: Meetings of Stockholders

Section 1: The annual meeting of the stockholders of the Corporation shall be held in Princeton, Illinois at a time and place to be determined by the Board of Directors for the election of Directors and such other business as may properly come before the meeting.

Section 2: Except as otherwise specifically provided by statute, special meetings of the stockholders may be called for any purpose at any time by the Board of Directors only. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each stockholder at his address appearing on the books of the Corporation a notice stating the place, date, hour and purpose of the meeting.

Section 3: It shall be the duty of the President to give proper notice of the place, day and hour of and other matters with respect to each meeting as may be called pursuant to these Bylaws in the form and manner required or permitted by the laws relating to the business for which such meeting is called.

Section 4: The Board of Directors may designate any place as the place of meeting for any annual meeting. In the case of a special meeting, the meeting shall be held at such place within Princeton, Illinois as may be designated in the call.

Section 5: In lieu of closing the stock transfer books for the purpose of determining stockholder entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination. In the absence of specific action by the Board closing the stock transfer books or fixing a different record date, at each annual meeting of the stockholders, and at each special meeting, each stockholder of record at the close of business on the fifteenth (15th) day preceding the day of such meeting shall be entitled to vote, in person or by proxy, the number of shares of stock registered in his name on the stock books as of said record date. Notwithstanding the foregoing, the record date with respect to a meeting of stockholders to consider a merger or consolidation shall not be less than twenty (20) days prior to such meeting.

Section 6: The Secretary shall make a record of the stockholders represented in person or by proxy, giving the names of the stockholders present and the number of shares of stock held by each; the names of stockholders represented by proxy; the number of shares held by each and the names of the proxies. The record shall show the number of shares voted, in person or by proxy, for each resolution and for each candidate for Director and shall be filed with the minutes of the Corporation.

Section 7: A majority of the outstanding shares of the capital stock of the Corporation, represented either by the holders thereof or by duly authenticated proxies, shall constitute a quorum for the transaction of business at any meeting of the stockholders, but in the absence of a quorum a meeting may be adjourned from time to time without notice to the stockholders.

Section 8: (a) Business to be considered by the stockholders shall be brought before an annual meeting (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a stockholder the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such proposed business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting. In no event shall the public or other announcement of an adjournment of an annual meeting or the adjournment thereof commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice to the Secretary of the Corporation shall set forth (i) as to any business the stockholder proposed to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, (B) the reasons for conducting such business at the annual meeting, (C) any material interest in such business of such stockholder and (D) the beneficial owner, if any, on whose behalf the proposal is made, and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposed business is to be brought, (A) the name and address of such stockholder as they appear on the Corporation’s books, and the name and address of such beneficial owner and (B) the class and number of shares of the Corporation’s capital stock that are owned beneficially and of record by such stockholder and such beneficial owner.

                 (b) At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

                 (c) Notwithstanding anything in these Bylaws of the Corporation to the contrary, only such business shall be brought before or conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The officer of the Corporation or other person presiding over the meeting shall, if the facts so warrant, determine and declare to the meeting that business was not brought before the meeting in accordance with the provisions of this Section and, if such person should so determine, such person shall so declare to the meeting and any such business so determined not to be properly before the meeting shall be disregarded.

Section 9: (a) Nominations of candidates for election as directors at any meeting of stockholders may be made: (i) by, or at the direction of, a majority of the Board, or (ii) by any stockholder of record entitled to vote at such meeting; provided that only persons nominated in accordance with procedures set forth in this Section shall be eligible for election as directors.

                  (b) Nominations, other than those made by, or at the direction of, the Board, may only be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by the Secretary of the Corporation, for an annual meeting, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the anniversary of the mailing date of the proxy statement for the previous year’s annual meeting. Such stockholder notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of the Corporation’s stock which are beneficially owned by such person on the date of such stockholder notice; and (D) any other information relating to such person that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule 14A of Regulation 14A with the Securities and Exchange Commission; and (ii) as to the stockholder giving the notice: (A) the name and address, as they appear on the Corporation’s books, of such stockholder and the name and principal business or residential address of any other beneficial stockholders known by such stockholder to support such nominees; and (B) the class and number of shares of the Corporation’s stock which are beneficially owned by such stockholder on the date of such stockholder notice and the number of shares owned beneficially by any other record or beneficial stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Board, any person nominated by, or at the request of, the Board for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

                  (c) The Board may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section. If the Board, or a committee designated by the Board, determines that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder may cure the deficiency by providing additional information to the Secretary within such period of time, not less than five days from the date such deficiency notice is given to the stockholder, as the Board or such committee shall determine. If the deficiency is not cured within such period, or if the Board or such committee determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section in any material respect, then the Board may reject such stockholder’s notice and the proposed nominations shall not be accepted if presented at the stockholder meeting to which the notice relates. The Secretary of the Corporation shall notify a stockholder in writing whether his or her nomination has been made in accordance with the time and informational requirements of this Section. Notwithstanding the procedure set forth in this Section, if neither the Board nor such committee makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the stockholder’s meeting shall determine and declare at the meeting whether a nomination was not made in accordance with the terms of this Section. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section, he or she shall so declare at the meeting and the defective nomination shall not be accepted.

ARTICLE II: Directors

Section 1: The business and affairs of the Corporation shall be managed by the Board of Directors. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in and may be exercised by said Board.

Section 2: The number of directors of the Corporation and the term of office of each director shall be as set forth in the Amended and Restated Certificate of Incorporation. Any director may resign at any time upon written notice to the Corporation.

Section 3: (a) The Board of Directors may adopt such rules and regulations for the conduct of its meeting and the management of the affairs of the Corporation as it may deem proper, not inconsistent with the law of the United States, of the state of Delaware, or these Bylaws; and all officers and employees shall strictly adhere to and be bound by such rules and regulations.

                 (b) The Board of Directors shall have power to appoint such committees, as it may deem necessary, and from time to time, suspend or continue the powers and duties of any committee.

Section 4: A meeting for the organization of the Board of Directors shall be held immediately after adjournment of the annual stockholder meeting for the election of Directors at such hour and at such place as shall be announced by the President at such annual meeting as soon as the result of the election is known. Regular meetings of the Board of Directors shall be held without other notice than this Bylaw on the fourth Monday of January, April, July and October at 8:15 a.m. at the main office of Citizens First National Bank, Princeton, Illinois, unless such day be a legal holiday, in which case, the regular meeting shall be held at the same time on the next business day, or at such other time as the Board of Directors may determine. Special meetings may be called by the President or by or at the written request of any three or more Directors. Except to the extent the time or method of giving notice is regulated by statute, twenty-four hours’ notice of any special meeting, or such shorter period as the person or persons calling such meeting deem appropriate in the circumstance, shall be given by telegram, letter, telephone, facsimile or in person to each Director, stating the time and place of each special meeting. Any Director may waive notice of any meeting, by waiver signed either before or after such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting with the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting need be specified in the notice or waiver. (Amended January 20, 2003).

Section 5: (a) A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If, at any time fixed for the meeting, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained.

                  (b) Except as otherwise provided herein, the majority of those Directors present and voting at any meeting of the Board of Directors shall decide each matter considered. A Director cannot vote by proxy, or otherwise act by proxy, at a meeting of the Board of Directors.

Section 6: The Board of Directors may appoint a Secretary of the Board of Directors who may or may not be a member of the Board and who shall keep the minutes of the meeting of the Board of Directors and perform such other duties as the Board of Directors shall from time to time prescribe.

Section 7: Unless otherwise restricted by the Certificate of Incorporation or Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

Section 8: Unless specifically prohibited by the Certificate of Incorporation, members of the Board of Directors, or of any committee of the Board of Directors, may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating. (Amended January 20, 2003.)

ARTICLE III: Officers and Managers

Section 1: The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more vice Presidents, a Secretary, a Treasurer and any other officers designated by the Board. Said officers shall be elected by the Board of Directors and shall hold their respective offices until the next organizational meeting of the board of Directors, or until their successors are elected and qualified. The President and Chairman of the Board of Directors shall be persons who are duly elected members of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any two or more offices may be held by the same person. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 2: All officers shall be subject to the supervision and direction of the Board of Directors.

Section 3: (a) CHAIRMAN OF THE BOARD OF DIRECTORS – The Chairman of the Board of Directors shall participate in the supervision of the policies of the Corporation and shall have such other duties as shall be assigned to him by the Board of Directors. He shall preside at meetings of the stockholders and at meetings of the Board of Directors.

                  (b) PRESIDENT – The President shall be the chief executive officer of the Corporation and as such, shall have, subject to the supervision and direction of the Board of Directors, general supervision of the business, property and affairs of the Corporation and all of the powers vested in him by law or by these Bylaws, or which usually attach or pertain to such office. He shall be an ex officio member of all committees. He shall have power on behalf of the Corporation to execute any and all contracts, and sign certificates, checks, drafts, orders, receipts or other instruments or documents not required by the Bylaws or by any resolution of the Board of Directors or by law to be signed by another officer or officers. He shall have power on behalf of the Corporation to accept any office, duty or position of trust or confidence, which the Corporation may be by law authorized to accept. He shall have power to declare defaults, employ counsel and direct the taking of any legal action in reference to any matter or thing touching the interests of the Corporation. He shall make a report at each regular meeting of the Board of Directors of such matters as the Board of Directors may request or he determines.

                  (c) VICE PRESIDENTS – The Vice President, or each of the Vice Presidents if there is more than one, shall have and perform such duties as the President may delegate, and is authorized, subject to the supervision and direction of the President and within the limits authorized by the Board of Directors, to execute contracts and agreements in relation to loans and other borrowings incurred in the ordinary course of business, sign authentications and certificates in connection with certificates of stock and sign or countersign checks, drafts, and all similar instruments or obligations issued by this Corporation.

                  (d) TREASURER – The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse such funds of the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of their duties in such amount and with such surety as the Board shall prescribe.

                    (e) SECRETARY – The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notice required by law or by these Bylaws, and in case of the Secretary’s absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the Directors, or stockholders, upon whose requisition the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Corporation and of the Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to the Secretary by the Directors or the President. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Directors or the President and attest the same.

                    (f) OTHER OFFICERS – The Board of Directors may appoint one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as may be delegated to the several offices, or as may be conferred upon, or assigned to them, by the Board of Directors or by the President.

ARTICLE IV: Committees

                    The Board of Directors may appoint from time to time such committees of Directors for such purpose and with such powers as the Board may determine.

ARTICLE V: Seal

                    The Board of Directors shall provide a seal for the Corporation, which shall be in the charge of the Secretary or any other officer designated by them or by the President, such seal or a facsimile thereof to be affixed to or otherwise reproduced on certificates of stock and any other documents in accordance with the directions of the Board of Directors, the President, any Vice President or the Secretary.

ARTICLE VI: Capital Stock

Section 1: Shares of stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Notwithstanding the foregoing, every holder of stock in the Corporation upon written request to the secretary of the Corporation, shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board of Directors or by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by them in the Corporation. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case of any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if they were such officer, transfer agent or registrar at the date of issue.

Section 2: If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights shall be as determined by the Board of Directors in accordance with then applicable provisions of the General Corporation Law of the State of Delaware.

Section 3: A new certificate of stock or substitute stock in uncertificated form may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Directors may in their discretion, require the owner of the lost or destroyed certificate, or their legal representative, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, the issuance of any such new certificate or substitute stock in uncertificated form.

Section 4: Transfers of uncertificated shares of stock shall be made on the books of the Corporation only by the holders thereof in person or by their duly authorized attorneys or legal representatives upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with customary procedures for transferring shares in uncertificated form. The shares of certificated stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer, if when the certificates are presented for transfer, both the transferor and the transferee request the Corporation to do so.

ARTICLE VII: Prohibited Loans

                   This Corporation shall make no loans in whole or in part upon the stock of this Corporation as collateral.

ARTICLE VIII: Indemnification of Directors or Officers

Section 1: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery of the court in which such action or suit was brought shall determine upon application that, despite the adjudication of 1iability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 3: Any indemnification under Sections (1) and (2) of this ARTICLE VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections (1) and (2) of this ARTICLE VIII. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Section 4: Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this ARTICLE VIII. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deem appropriate.

Section 5: The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this ARTICLE VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 6: The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this ARTICLE VIII or otherwise.

Section 7: For purposes of this ARTICLE VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent or a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 8: For purposes of this ARTICLE VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE VIII.

Section 9: The indemnification and advancement of expenses provided by, or granted pursuant to this ARTICLE VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 10: The Delaware Court of Chancery is vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this ARTICLE VIII. The Delaware Court of Chancery may summarily determine the Corporation’s obligation to advance expenses (including attorneys’ fees).

Section 11: Notwithstanding any other Article of these Bylaws, no amendment, modification, restatement or repeal of the Bylaws shall limit or impair in any manner the rights of any person to indemnification or advancement of expenses under this ARTICLE VIII in respect of any action or failure to act occurring prior to such amendment, modification, restatement or repeal.

Section 12: The provisions of this ARTICLE VIII shall be deemed to be a contract between the Corporation and each person who serves as such officer or director in any such capacity at any time while this ARTICLE III and the relevant provisions of the General Corporation Law of Delaware or other applicable laws, if any, are in effect, and any repeal or modification of any such law or this ARTICLE III shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of fact.

ARTICLE IX Miscellaneous

Section 1: The registered office shall be established and maintained at 606 South Main Street, in the City of Princeton, in Bureau County, in the State of Illinois.

Section 2: The Corporation may have other offices, either within or without the State of Illinois, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

Section 3: The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE X Amendment or Repeal

                    These Bylaws may be amended, altered or repealed, at any regular meeting of the Board of Directors by vote of a majority of the total number of Directors.

                    Adopted by unanimous vote of the Board of Directors of Princeton National Bancorp, Inc. this 22ND day of October, A.D., 2007.

Lou Ann Birkey, Vice President – Investor Relations
& Corporate Secretary